EXHIBIT 10.4

SARATOGA CENTER

OFFICE BUILDING LEASE

BASIC LEASE INFORMATION

Date of Lease:	December 22, 2006

Landlord:	CROSSTOWN VENTURES II, LLC

Landlord’s Address:	c/o Ellis Partners, Inc. 111 Sutter Street, Suite 800 San Francisco, California 94104 Attn: James Ellis

Tenant:	JUNIPER MEDICAL, INC.

Tenant’s Address:	Saratoga Center 4698 Willow Road, Suite 100 Pleasanton, California 94588 Attn.: Office Manager

Building:	4696-4698 Willow Road, Pleasanton, California (Building One)

Leased Premises:	Approximately 16,837 rentable square feet located in the Building
Rentable Area:
Leased Premises: Building: Project:	Approximately 16,837 rentable square feet Approximately 42,620 rentable square feet Approximately 84,320 rentable square feet

Term Commencement Date:	The earlier of (i) April 1, 2007, or (ii) the date that the Tenant Improvements (as defined in Exhibit B) are Substantially Complete (as defined in Exhibit B)

Term Expiration Date:

The calendar day preceding the third (3rd) anniversary of the Term Commencement Date; provided, however, that if the Term Commencement Date shall occur on a date other than the first day of a calendar month, the Term Expiration Date shall be the last day of the calendar month in which the third (3rd) anniversary of the Term Commencement Date occurs.

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Option to Extend:	Number of Extension Periods: Years per Extension Period:	One (l) Three (3)

Base Rent:	Month	Base Rent Per Rentable Square Foot Per Month

	Term Commencement Date to end of calendar Month 12	$2.10

	Month 13 through end of calendar month 24	$2.16

	Month 24 through Term Expiration Date	$2.23

Base Year:	2007

Tenant’s Proportionate Share (Building):	39.50%

Tenant’s Proportionate Share (Project):	19.97%

Parking Spaces:	Sixty-seven (67) unreserved, surface parking spaces (based on four (4) parking spaces per one thousand (1,000) rentable square feet).

Security Deposit:	$212,146.20 (the amount may be reduced pursuant to the provisions of Section 5.14)

Guarantor:	None

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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Landlord’s Broker:	CB Richard Ellis, Inc.

Tenant’s Broker:	CB Richard Ellis, Inc.

EXHIBITS:

Exhibit A- Floor Plan of the Leased Premises

Exhibit B - Initial Improvement of the Leased Premises

Exhibit C - Confirmation of Term of Lease

Exhibit D - Building Rules and Regulations

The foregoing BASIC LEASE INFORMATION is incorporated herein and made a part of the LEASE to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the LEASE, the BASIC LEASE INFORMATION shall control.

“LANDLORD”:

CROSSTOWN VENTURES II, LLC,
a Delaware limited liability company

By:	CSFC Capital Corp. LIX,
a Delaware corporation, its Manager

By:	/s/ Timothy S. Clark
Name:	Timothy S. Clark
Title:	Senior Vice President

“TENANT”:

JUNIPER MEDICAL, INC.,
a Delaware corporation

By:	/s/ Mitchell Levinton
Name:	Mitchell Levinton
Title:	CEO

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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OFFICE BUILDING LEASE

THIS LEASE, made as of the date specified in the BASIC LEASE INFORMATION sheet, by and between the landlord specified in the BASIC LEASE INFORMATION sheet (“Landlord”) and the tenant specified in the BASIC LEASE INFORMATION sheet (“Tenant”).

Article 1.

Definitions

1.1. Definitions: Terms used herein shall have the following meanings:

1.2. “Additional Rent” shall mean all monetary obligations of Tenant under this Lease other than the obligation for payment of Gross Rent.

1.3. “Base Expenses” [Intentionally deleted]

1.4. “Base Rent” shall mean the sums due from time to time as rental for the Leased Premises.

1.5. “Base Year” shall mean the calendar year specified on the Basic Lease Information sheet.

1.6. “Basic Operating Cost” shall have the meaning given in Section 3.5.

1.7. “Building” shall mean the building and other improvements associated therewith identified on the Basic Lease Information sheet.

1.8. [Intentionally deleted].

1.9. “Common Areas” shall mean (a) the areas of the Building devoted to non-exclusive uses such as fire vestibules, electric and telephone closets, mechanical closets, janitor closets, loading docks, and other similar facilities for the benefit of all tenants (and invitees), and (b) other areas of the Project available for the use and benefit of all tenants (and invitees).

1.10. “Computation Year” shall mean a fiscal year consisting of the calendar year commencing January 1st of each year during the Term, commencing in the Base Year and continuing through the Term with a short or stub fiscal year in any partial fiscal year in which the Lease expires or is terminated for the period between January 1 of such year and the date of lease termination or expiration.

1.11. “Gross Rent” shall mean the total of Base Rent and Tenant’s Proportionate Share of Increased Basic Operating Cost.

1.12. “Landlord’s Broker” shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Landlord.

1.13. “Landlord’s Contribution” if any, shall have the meaning given in Exhibit B.

1.14. [Intentionally deleted].

1.15. “Leased Premises” shall mean the floor area more particularly shown on the floor plan attached hereto as Exhibit A, containing the Rentable Area (as such term is defined in Section 1.19 below) specified on the Basic Lease Information sheet.

1.16. “Permitted Use” shall mean (i) general office, (ii) research laboratory, (iii) light manufacturing, storage, and warehousing of medical products, and (iii) any other related incidental lawful use; provided, however, that Permitted Use shall not include (a) offices or agencies of any foreign government or political subdivision thereof; (b) offices of any agency or bureau of any state, county or city government; (c) offices of any health care professionals; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; or (e) retail or restaurant uses.

1.17. “Project” shall mean the buildings situated at situated at 5934 Gibraltar Drive and 4696-4698 Willow Road, Pleasanton, California, the parking and common areas affiliated therewith, and the real property on which the buildings and the parking and common areas are located.

1.18. “Rent” shall mean Gross Rent plus Additional Rent.

1.19. “Rentable Area” shall mean the area or areas of space in the Building and the Project. The rentable square footage of the Building (and the Leased Premises) is measured from the outermost exterior edge of the overhang above the frontage wall or walls (the “dripline”) to the exterior faces of all other exterior walls or to the centerline of party walls, as the case may be. The areas of space in the building situated at 5934 Gibraltar Drive is determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International (ANSI-Z65.1-1996). The Rentable Area of the Leased Premises is agreed to be the amount of rentable square footage stated on the Basic Lease Information sheet.

1.20. “Security Deposit” shall mean the amount specified on the Basic Lease Information sheet to be paid by Tenant to Landlord and held and applied pursuant to Section 5.14.

1.21. “Substantial Completion” shall have the meaning given in Exhibit B.

1.22. [Intentionally deleted].

1.23. “Tenant Improvements” shall mean the improvements to be installed for Tenant pursuant to Exhibit B.

1.24. “Tenant’s Broker” shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Tenant.

1.25. “Tenant’s Physical Possession Date” shall mean January 1, 2007 (see Exhibit B).

1.26. [Intentionally deleted].

1.27. “Tenant’s Proportionate Share” is specified on the Basic Lease Information sheet and is based on the percentage which the Rentable Area of the Leased Premises bears to the total Rentable Area of the Building and/or the Project, as the case may be.

1.28. “Term” shall mean the period commencing with the Term Commencement Date and ending at midnight on the Term Expiration Date.

1.29. “Term Commencement Date” shall mean the date set forth on the Basic Lease Information Sheet.

1.30. “Term Expiration Date” shall mean the date set forth on the Basic Lease Information sheet, unless sooner terminated pursuant to the terms of this Lease or unless extended pursuant to the provisions of Section 8.1.

1.31. Other Terms. Other terms used in this Lease and on the Basic Lease Information sheet shall have the meanings given to them herein and thereon.

Article 2.

Leased Premises

2.1. Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises upon all of the terms, covenants and conditions set forth in this Lease.

2.2. Acceptance of Leased Premises. Tenant acknowledges that: (a) it has been advised by Landlord, Landlord’s Broker and Tenant’s Broker, if any, to satisfy itself with respect to the condition of the Leased Premises (including, without limitation, the HVAC, electrical, plumbing and other mechanical installations, fire sprinkler systems, security, environmental aspects, and compliance with applicable laws, ordinances, rules and regulations) and the present and future suitability of the Leased Premises for Tenant’s intended use; and (b) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Leased Premises and the term of this Lease. Except as specifically set forth in this Lease and except for the Tenant Improvements to be constructed in the Leased Premises pursuant to Exhibit B, Tenant accepts the Leased Premises in its AS IS condition existing on the date Tenant executes this Lease. Tenant acknowledges that neither Landlord nor Landlord’s Broker nor any of Landlord’s agents has agreed to undertake any alterations or additions or to perform any maintenance or repair of the Leased Premises except for the Tenant Improvements to be constructed in the Leased Premises pursuant to Exhibit B and the routine maintenance and janitorial work specified herein. The foregoing notwithstanding, Landlord hereby represents and warrants that as of the Term Commencement Date, the Leased Premises is in reasonable condition and all of the utilities, systems and equipment in or serving the Leased Premises are in good working order.

2.3. [Intentionally deleted].

2.4. Reservation of Rights. Landlord reserves the right from time to time, so long as reasonable access and basic services to the Leased Premises remain available, to install, use, maintain, repair, relocate and/or replace pipes, conduits, wires and equipment within and around the Building and to do and perform such other acts and make such other changes in, to or with respect to the Building or the Project (including without limitation with respect to the driveways, parking areas, walkways and entrances to the Project) as Landlord may, in the exercise of reasonable and sound business judgment, deem to be appropriate. In connection therewith, Landlord shall have the right to close temporarily any of the Common Areas so long as reasonable access to the Leased Premises remains available.

Article 3.

Term, Use and Rent

3.1. Term. Except as otherwise provided in this Lease, the Term shall commence upon the Term Commencement Date, and shall continue in full force for the Term. Throughout the Term of this Lease, Tenant shall have access to the Leased Premises at all hours on all days of the year, subject to the reasonable rules and regulations of the Project concerning after-hours access and subject to situations beyond the reasonable control of Landlord. When the Term Commencement Date and the Term Expiration Date have been ascertained, the parties shall promptly execute a Confirmation of Term of Lease substantially in the form attached as Exhibit C.

3.2. Use. Tenant shall use the Leased Premises solely for the Permitted Use and for no other use or purpose, except as permitted by Landlord pursuant to Landlord’s written consent, which consent will not be unreasonably withheld, delayed or conditioned. It shall not be deemed unreasonable for Landlord to withhold its consent to a proposed change of use if the proposed use is one set forth in Section 1.16 (a) through (e).

3.3. Base Rent.

(a) Tenant shall pay the Base Rent to Landlord in accordance with the schedule set forth on the Basic Lease Information sheet and in the manner described below. Tenant shall pay the Base Rent for the first (1st) month of the Term upon execution of this Lease. Commencing with the first day of the second (2nd) calendar month of the Term, Tenant shall pay the Gross Rent (consisting of Base Rent plus, when applicable in accordance with Section 3.4 below, Tenant’s Proportionate Share of Increased Basic Operating Cost) in monthly installments on or before the first day of each calendar month during the Term and any extensions or renewals thereof, in advance without demand and without any reduction, abatement, counterclaim or setoff, in lawful money of the United States at Landlord’s address specified on the Basic Lease Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 9.11 hereof.

(b) If the Term Commencement Date is other than the first day of a month, then the Base Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date together with the other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then the Gross Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.

3.4. Tenant’s Proportionate Share of Increased Basic Operating Cost.

(a) Commencing on January 1, 2008 and continuing through the remainder of the Term, Tenant shall pay to Landlord Tenant’s Proportionate Share of the total dollar increase, if any, in Basic Operating Cost attributable to each Computation Year over Base Year Basic Operating Costs.

(b) Commencing on January 1, 2008, on or before the first day of each month during such year, Tenant shall pay to Landlord one-twelfth (l/12th) of Landlord’s estimate of the amount payable by Tenant under Section 3.4(a) as set forth in Landlord’s written notice to Tenant. During the last month of each Computation Year (or as soon thereafter as practicable), Landlord shall give Tenant notice of Landlord’s calculation of the actual Basic Operating Cost incurred during the Base Year and Landlord’s estimate of the amount payable by Tenant under Section 3.4(a) for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amount, provided that if Landlord fails to give such notice in the last month of the prior year, then Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord; and from the first day of the calendar month following the date such notice is given, Tenant’s payments shall be adjusted so that the estimated amount for that Computation Year will be fully paid by the end of that Computation Year. If at any time or times Landlord determines that the amount payable under Section 3.4(a) for the current Computation Year will vary from its estimate given to Tenant, Landlord, by not less than ten (10) business days’ prior written notice to Tenant, may revise its estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.

(c) Following the end of each Computation Year, Landlord shall deliver to Tenant a statement of amounts payable under Section 3.4(a) for such Computation Year prepared by Landlord’s agent. If such statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, and if no event of default (as defined below) is outstanding at the time such statement is delivered, Landlord shall credit such amount to the next payment(s) of Gross Rent falling due under this Lease. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within twenty (20) business days after delivery of such statement. If, within sixty (60) days of Tenant’s receipt of Landlord’s statement, Tenant notifies Landlord that Tenant desires to audit or review Landlord’s statement, Landlord shall cooperate with Tenant to permit such audit or review during normal business hours. Landlord shall make available in the San Francisco Bay Area at Landlord’s, or at Landlord’s election at Landlord’s property manager’s, place of business, such books and records as are reasonably necessary for Tenant to conduct and complete such audit. Tenant shall have the right to make copies of such books and records at Tenant’s sole cost and expense. Tenant shall bear all other costs and expenses associated with Tenant’s audit (including fees of Tenant’s auditor). Within five (5) business days of completion of the audit, if Tenant desires to challenge Landlord’s statement, then Tenant shall provide Landlord with a copy of Tenant’s auditor’s report. Within thirty (30) days of Landlord’s receipt of Tenant’s auditor’s report, Landlord shall notify Tenant as to whether Landlord agrees or disagrees with the conclusions reached in Tenant’s auditor’s report. Landlord’s failure to respond shall be deemed to constitute a disagreement with the Tenant’s auditor’s report. After Landlord’s notice, Landlord and Tenant shall endeavor to resolve any disagreements regarding Tenant’s auditor’s report. In the event such audit reveals a discrepancy in Tenant’s favor, and Landlord agrees with the conclusions of Tenant’s auditor, then Landlord shall credit the amount of such discrepancy to the next payment(s) of Gross Rent falling due under this Lease. In the event such audit reveals discrepancy in Landlord’s favor, Tenant shall pay the amount of the discrepancy to Landlord within ten (10) business days of completion of the audit. Any such audit may only be conducted by an independent nationally recognized accounting firm or a nationally recognized real estate management or consulting firm that is not being compensated by Tenant on a contingency fee basis. The failure of Tenant to notify Landlord that Tenant desires an audit within sixty (60) days of Tenant’s receipt of Landlord’s statement under this Section 3.4(c) shall constitute an acceptance by Tenant of Landlord’s statement and a waiver by Tenant of its right to audit for such Computation Year. If Tenant commences an audit in accordance with this Section 3.4(c), then such audit and the Tenant’s auditor’s report must be completed within thirty (30) days of Landlord’s making its books and reports available to Tenant. Failure of Tenant to complete the audit within such thirty (30) day period shall constitute an acceptance by Tenant of Landlord’s statement for such Computation Year. The respective obligations of Landlord and Tenant under this Section 3.4(c) shall survive the Term Expiration Date, and, if the Term Expiration Date is a day other than the last day of a Computation Year, the adjustment in Tenant’s Proportionate Share of Increased Basic Operating Cost pursuant to this Section 3.4(c) for the Computation Year in which the Term Expiration Date occurs shall be prorated in the proportion that the number of days in such Computation Year preceding the Term Expiration Date bears to three hundred sixty-five (365).

(d) Landlord shall have the same remedies for a default in the payment of Tenant’s Proportionate Share of Increased Basic Operating Cost as for a default in the payment of Base Rent.

(e) If the parties cannot agree on the results of Tenant’s audit within sixty (60) days following delivery of Tenant’s auditor’s report to Landlord, then either party may commence arbitration with respect to the matters disputed in Tenant’s audit by notice to the other party (“Arbitration Notice”). The failure of Tenant to provide an Arbitration Notice within one hundred twenty (120) days of Tenant’s delivery of the Tenant’s auditor’s report to Landlord shall constitute a waiver by Tenant of its right to arbitrate hereunder, and except for such adjustments as have been agreed to by Landlord, Landlord’s statement provided under Section 3.4(c) shall be conclusive and binding to Tenant. Within thirty (30) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, who shall be unaffiliated in any manner with either Landlord or Tenant and shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the disputed matters prior to the appointment. The determination of the arbitrator shall be limited solely to issues raised by Tenant’s auditor’s report or by Landlord’s response to Tenant’s auditor’s report. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator and the other party may submit a reply in writing within five (5)

business days after receipt of such data and additional information. The arbitrator shall conduct such evidentiary hearings as the arbitrator deems necessary or appropriate.

(1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to the disputed matters in Tenant’s auditor’s report, and shall notify Landlord and Tenant of such determination.

(2) The decision of the arbitrator shall be binding upon Landlord and Tenant.

(3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.

(4) If Landlord and Tenant fail to agree upon other matters relating to the arbitration, then the rules of the American Arbitration Association shall govern such arbitration.

(5) The cost of arbitration shall be paid by the substantially unsuccessful party.

(6) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

(7) Judgment upon the award rendered by the arbitrator may be entered by either party into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

3.5. Basic Operating Cost.

(a) Basic Operating Cost shall mean all reasonable expenses and costs (but not specific costs which are separately billed to and paid by particular tenants of the Project) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, ownership, maintenance, repair, preservation and operation of the Project and its supporting facilities directly servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

(1) Wages, salaries and related expenses and benefits of all on-site and off-site employees and personnel engaged in the operation, maintenance, repair and security of the Project, to the extent such charges are directly allocable to services rendered by the employees and personnel for the benefit of the Project.

(2) Reasonable costs of Landlord’s office (including the property management office) to the extent providing for the management of the Project and office operation in the Project, as well as the reasonable costs of operation of a room for delivery and distribution of mail to tenants of the Building.

(3) All supplies, materials, equipment and equipment rental used in the operation, maintenance, repair and preservation of the Project.

(4) Utilities, including water, sewer and power, telephone, communication and cable television facilities, lighting, heating, air conditioning and ventilating the entire Project.

(5) All maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm and/or security service, window cleaning, sidewalks, landscaping, Building exterior and service areas.

(6) A management cost recovery in an amount not to exceed the lesser of (i) five percent (5%) of all Rent (excluding such management cost recovery) derived from the Project, or (ii) the market rate for management cost recovery at the time such recovery is determined.

(7) Reasonable legal and accounting services for the Project, including the costs of audits by certified public accountants; provided, however, that legal expenses shall not include the cost of lease negotiations, termination of leases, extension of leases or legal costs incurred in proceedings by or against any specific tenant, for the defense of any claim against Landlord not attributable to Tenant, including but not limited to the defense of Landlord’s legal title to the Project.

(8) All reasonable insurance costs, including, but not limited to, the cost of property and liability coverage and rental income and earthquake insurance applicable to the Project and Landlord’s personal property used in connection therewith, as well as commercially reasonable deductible amounts applicable to such insurance; provided, however, that Landlord may, but shall not be obligated to, carry earthquake insurance.

(9) Reasonable repair, replacement and general maintenance costs (except for repairs paid by proceeds of insurance or by Tenant or other tenants of the Project or third parties, and alterations attributable solely to tenants of the Project other than Tenant).

(10) All real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, bonds, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project (or any portion or component thereof), its operations, this Lease, or the Rent due hereunder (or any portion or component thereof), except: (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) Landlord’s personal or corporate income, gift or franchise taxes.

(11) Amortization (together with reasonable financing charges) of capital improvements made to the Project subsequent to the Term Commencement Date which are reasonably designed to improve the operating efficiency of the Project, or which may be required by governmental authorities, including those improvements required for energy conservation and for the benefit of individuals with disabilities (“ADA Improvements”), such amortization to be taken in accordance with generally accepted accounting principles.

(b) Basic Operating Costs of the Project are allocated to the buildings on the Project based on the amount of rentable square footage allocated to such building(s), subject to Landlord’s right, from time to time, to adjust such percentage, and/or to reflect changes in Landlord’s standard common area load factor. In the event any of the Basic Operating Costs are not allocated to the buildings on the Project on a uniform basis, Landlord shall make an appropriate and equitable adjustment, in Landlord’s discretion reasonably exercised, to the relevant cost allocations to the building(s). Tenant shall pay its proportionate share of such Basic Operating Costs allocable solely to the Building and 100% of such Basic Operating Costs allocable solely to the Leased Premises.

(c) Notwithstanding any other provision of this Lease to the contrary, in the event that the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the Project had been 95% occupied during such year.

(d) The following items shall be excluded from Basic Operating Costs: (i) depreciation on the Building and the Project; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Project tenants or alleged defaults with other Project tenants; (v) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in Section 3.5(a), including, without limitation, Section 3.5(a)(11)); the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building or Project to be demised to tenants, except any such cost recouped by Landlord from a tenant; (vii) advertising expenses relating to vacant space; or (viii) real estate brokers’ or other leasing commissions or fees.

Article 4.

Landlord’s Covenants

4.1. Basic Services. Landlord shall operate the Project to a standard of quality consistent with that of other similar-class office projects in the immediate geographical area, and shall:

(a) Administer improvement of the Leased Premises in accordance with Exhibit B (if applicable).

(b) Furnish Tenant during Tenant’s occupancy of the Leased Premises the following basic services:

(i) Hot and cold water at those points of supply provided for general use of other tenants in the Project; heat and air conditioning in season, during the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17 and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard for the comfortable use and occupancy of the Leased Premises or, in all events, as may be permitted or controlled by applicable laws, ordinances, rules and regulations.

(ii) Structural and exterior maintenance (including exterior glass and glazing) and routine maintenance, repairs and electric lighting service for all public areas and service areas of the Project in the manner and to the extent reasonably deemed by Landlord to be standard and as reasonably necessary for the health, safety and welfare of Tenant’s agents, employees, contractors, invitees, licensees and visitors.

(iii) Janitorial service on a five (5) day per week basis, excluding holidays.

(iv) Electric lighting service throughout the Leased Premises and electrical facilities to provide sufficient power for copy machines, laboratory research and development equipment (which does not consume electricity in amounts that is materially in excess of standard office equipment), light manufacturing equipment (which does not consume electricity in amounts that is materially in excess of standard office equipment), facsimile machines, standard size personal computers, standard office servers, and other standard office machines of similar low electrical consumption.

(v) Building Standard lamps, bulbs, starters and ballasts used in the Leased Premises.

(vi) [Intentionally deleted].

(c) Landlord shall not be liable for damages to either person or property of Tenant, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed under this Lease by reason of any (i) deficiency in the provision of basic services; (ii) breakdown of equipment or machinery utilized in supplying services; or (iii) curtailment or cessation of services due to causes or circumstances beyond the reasonable control of Landlord or by the making of the necessary repairs or improvements, unless such deficiency, breakdown, curtailment or cessation is due to the negligence or willful misconduct of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee or the beneficiary under any deed of trust referred to in Section 5.12 be or become liable for any default of Landlord under this Section 4.1(c).

4.2. Extra Services. Landlord shall provide to Tenant at Tenant’s sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services:

(a) Such extra cleaning and janitorial services if requested by Tenant;

(b) Electricity required to cool server rooms or other rooms (in excess of the electricity required to cool office space during the Building hours of operation), special lighting in excess of Building standards, and any other item of electrical equipment which consumes electricity in amounts that is materially in excess of standard office equipment (collectively, “Extra Electrical Service”);

(c) Heating, ventilation, air conditioning or Extra Electrical Service, subject to the provisions of Section 4.2(g) hereof, provided by Landlord to Tenant (i) during hours other than the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17, which shall provide for Building hours of operation of 7:00 a.m. to 6:00 p.m., Monday through Friday (excluding holidays) or (ii) on Saturdays, Sundays, or holidays, all said HVAC to be furnished solely upon the prior written request of Tenant submitted during business hours to Landlord at least 24 hours in advance of the time such service is needed, or pursuant to such other procedures (which may permit less than 24 hours notice) as may be established from time to time by Landlord for the Building or the Project (such after-hour HVAC and Extra Electrical Service shall be billed at Landlord’s commercially reasonable standard rates for the Building, which rate shall be based on (i) actual utility charges, (ii) increased maintenance and repair costs, (iii) increased amortization expense, and (iv) a five percent (5%) management fee which is intended to compensate Landlord for the administrative expense of tracking such after-hour HVAC and Extra Electrical Service);

(d) Maintaining and replacing non-Building Standard lamps, bulbs, starters and ballasts (whether or not the light fixtures were installed by Landlord as part of the Tenant Improvements);

(e) Repair and maintenance service which is the obligation of Tenant under this Lease;

(f) Repair, maintenance or janitorial service to the Leased Premises, the Common Areas or the Project parking area which is required as a result of the acts or omissions of Tenant, its agents, employees, contractors, invitees or licensees; and

(g) Any basic service in amounts determined by Landlord to exceed the amounts required to be provided under Section 4.1(b), including without limitation, Extra Electrical Service, but only if Landlord elects to provide such additional or excess service.

For the purposes of this Section 4.2, if, in Landlord’s reasonable opinion, Tenant’s use of electrical and/or water service at the Leased Premises is unreasonably excessive, and upon fifteen (15) days’ prior written notice to Tenant, which such notice shall contain an explanation of and data supporting Landlord’s belief in the need to do so, Landlord may install a separate meter(s) at the Leased Premises to measure the amount of electricity and/or water consumed by Tenant therein. The cost of such installation shall be paid by Tenant to Landlord upon receipt by Tenant of a bill therefor.

The cost chargeable to Tenant for all extra services shall constitute Additional Rent and shall include a management fee payable to Landlord of five percent (5%) (except for after-hours HVAC and Extra Electrical Service which has its own management fee as set forth above). Additional Rent shall be paid monthly by Tenant to Landlord concurrently with the payment of Base Rent.

4.3. Window Coverings. Tenant shall not place or maintain any window coverings, blinds, curtains or drapes on any exterior window without Landlord’s prior written approval, which Landlord shall have the right to grant or withhold in its absolute and sole discretion.

4.4. Graphics and Signage. Tenant shall have the right, at Tenant’s sole expense, to erect and maintain one (1) band on the monument sign located on Willow Road, which monument signage is shared with the tenant(s) of the Project. Tenant shall have the right to place one (1) sign on one side of the shared monument sign. The location, design, content and size of such signage shall be subject to Landlord’s reasonable approval as well as the approval of the City of Pleasanton and the Hacienda Business Park Owners Association. Landlord shall cooperate fully with Tenant in securing any third party consents required for the proper exercise of such signage rights; however, the costs of design, fabrication, installation, permitting and restoration shall be borne by Tenant. In addition, Tenant shall have the right to use its standard corporate logo/graphics at the entrance to the Leased Premises. All signs, notices, advertisements and graphics of every kind or character, visible in or from the exterior of the Leased Premises shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Landlord may remove, without notice to and at the expense of Tenant, any sign, notice, advertisement or graphic of any kind inscribed, displayed or affixed in violation of the foregoing requirement if Tenant fails to remove such nonconforming signage after ten (10) business days prior written notice. Landlord shall be entitled to reasonably revise the Project graphics and signage standards at any time provided thirty (30) days’ prior written notice is given to Tenant of any such revision(s).

4.5. [Intentionally deleted].

4.6. Repair Obligation. Landlord’s obligation with respect to maintenance and repair shall be limited to (i) the structural portions of the Building; (ii) the exterior walls of the Building, including exterior glass and glazing; (iii) the exterior roof and membrane, if any; (iv) the main HVAC unit serving the Building (excluding any independent HVAC units serving the Leased Premises only which shall be Tenant’s maintenance and repair obligation), mechanical, electrical, plumbing and life safety systems; (v) the Common Areas; (vi) the Project parking area; and (vii) landscaped areas. However, Landlord shall not have any obligation to repair damage caused by Tenant, its agents, employees, contractors, invitees or licensees. Landlord shall have the right, but not the obligation, to undertake work of repair which Tenant is required to perform under this Lease and which Tenant fails or refuses to perform in a timely and efficient manner after Tenant’s receipt of written notice. Tenant shall reimburse Landlord upon demand, as Additional Rent, for all costs incurred by Landlord in performing any such repair for the account of Tenant, together with an amount equal to five percent (5%) of such costs to reimburse Landlord for its administration and managerial effort. Except as specifically set forth in this Lease, Landlord shall have no obligation whatsoever to maintain or repair the Leased Premises or the Project. The parties intend that the terms of this Lease govern their respective maintenance and repair obligations. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to such obligations or which affords Tenant the right to make repairs at the expense of Landlord or terminate this Lease by reason of the condition of the Leased Premises or any needed repairs.

4.7. Peaceful Enjoyment. Landlord covenants with Tenant that upon Tenant paying the Rent and all other charges required under this Lease and performing all of Tenant’s covenants and agreements herein contained, Tenant shall peacefully have, hold and enjoy the Leased Premises subject to all of the terms of this Lease and to any deed of trust, mortgage, ground lease or other agreement to which this Lease may subordinate. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownerships of Landlord’s interest hereunder.

Article 5.

Tenant’s Covenants

5.1. Payments by Tenant. Tenant shall pay Rent at the times and in the manner provided in this Lease. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.8. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

5.2. Tenant Improvements. The Tenant Improvements, if any, shall be installed and constructed pursuant to Exhibit B.

5.3. Taxes on Personal Property. In addition to, and wholly apart from its obligation to pay Tenant’s Proportionate Share of Increased Basic Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, and any other charges imposed upon, levied with respect to, or assessed against Tenant’s personal property, and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord together with adequate back-up documentation.

5.4. Repairs by Tenant. Tenant shall be obligated to maintain and repair the Leased Premises, to keep the same at all times in good order, condition and repair, and, upon expiration of the Term, to surrender the same to Landlord in the same condition as on the Term Commencement Date, reasonable wear and tear, taking by condemnation, and damage that is Landlord’s responsibility under Section 7.7 not caused by Tenant, its agents, employees, contractors, invitees and licensees excepted. Tenant’s obligations shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant, its agents, employees, contractors, invitees and others using the Leased Premises with Tenant’s expressed or implied permission. At the request of Tenant, Landlord shall perform the work of maintenance and repair constituting Tenant’s obligation under this Section 5.4 at Tenant’s sole cost and expense and as an extra service to be rendered pursuant to Section 4.2(e). Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed by contractors approved by Landlord and in accordance with procedures Landlord shall from time to time reasonably establish. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of the Building’s mechanical, electrical, plumbing, life safety or other system servicing, located in or passing through the Leased Premises.

5.5. Waste. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Leased Premises or the Project.

5.6. Assignment or Sublease.

(a) Except to Tenant’s subsidiaries and affiliates which retain at least fifty percent (50%) of the voting interest in the Tenant, Tenant shall not voluntarily or by operation of law assign, transfer or encumber (collectively “Assign”) or sublet all or any part of Tenant’s interest in this Lease or in the Leased Premises without Landlord’s prior written consent given under and subject to the terms of this Section 5.6. The definition of the term “subsidiaries and affiliates” shall include the following entities so long as they are bona fide entities that assume the obligations of Tenant under this Lease: (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; (ii) any corporation resulting from the merger or consolidation with Tenant; and (iii) any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Leased Premises.

(b) If Tenant desires to Assign this Lease or any interest herein or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such intent. Tenant’s notice shall specify the date the proposed assignment or sublease would be effective and be accompanied by information pertinent to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including, without limitation, its name, business and financial condition, financial details of the proposed transfer, the intended use (including any modification) of the Leased Premises, and exact copies of all of the relevant proposed agreement(s) between Tenant and the proposed assignee or subtenant. Tenant shall promptly provide Landlord with (i) such other or additional information or documents reasonably requested (within ten (10) days after receiving Tenant’s notice) by Landlord, and (ii) an opportunity to meet and interview the proposed assignee or subtenant, if requested by Landlord.

(c) Landlord shall have a period of twenty (20) days following such interview and receipt of such additional information (or thirty (30) days from the date of Tenant’s original notice if Landlord does not request additional information or an interview) within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the effective date specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, or (ii) to permit Tenant to Assign this Lease or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Landlord, such consent not to be unreasonably withheld so long as the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use, the proposed assignee or sublessee is of sound financial condition as determined by Landlord in its absolute and sole discretion, the proposed assignee or sublessee executes such reasonable assumption documentation as Landlord shall require, and the proposed assignee or sublessee is not a party with whom Landlord has been actively negotiating the leasing of space in the Building. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written approval by Landlord of the proposed assignee or sublessee shall still be required. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease.

(d) In the event Tenant shall request the consent of Landlord to any assignment or subletting hereunder, Tenant shall pay Landlord a processing fee of $500.00 and shall reimburse Landlord for Landlord’s reasonable attorneys’ fees incurred in connection therewith. All such fees shall be deemed Additional Rent under this Lease.

(e) Any rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder shall be divided and paid as follows: fifty percent (50%) to Tenant and fifty percent (50%) to Landlord; provided, however, that if Tenant is in default hereunder beyond any applicable cure period, Landlord shall be entitled to all such excess rent.

(f) In any assignment of this Lease in whole or in part, Tenant shall seek to obtain from the assignee consideration reflecting a value of not less than fair market rent for the space subject to such assignment.

(g) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant.

(h) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Any assignment or subletting which conflicts with the provisions hereof shall be void and, at Landlord’s option, shall constitute a default under this Lease.

(i) Notwithstanding anything in this Section 5.6 to the contrary, the following shall apply if Tenant is a publicly-held corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or (ii) there is a sale or transfer of stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors to one person or entity (or to any group of related persons or entities) (the “Acquiring Entity”), and after such sale or transfer of stock Tenant’s stock is no longer publicly traded. In a transaction under clause (i), the surviving corporation shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such surviving corporation assumes the obligations of Tenant hereunder. In a transaction under clause (ii), the Acquiring Entity shall promptly execute and deliver to Landlord a guaranty of lease in form reasonably satisfactory to Landlord under which the Acquiring Entity guarantees the full payment and performance of the obligations of Tenant under the Lease (“Required Lease Guaranty”). The foregoing notwithstanding, in the event the Acquiring Entity is itself not a publicly-traded corporation, but is instead the subsidiary of a publicly-traded corporation (or a subsidiary of a subsidiary of a publicly-traded corporation, or a subsidiary in a chain of entities in which a parent corporation is publicly traded), then the publicly-traded parent corporation shall be required to execute and deliver to Landlord the Required Lease Guaranty. In addition, in the event that after such acquisition Tenant no longer prepares audited financial statements, then in addition to the financial statements required to be delivered by Tenant hereunder, the entity required to execute the Required Lease Guaranty shall provide Landlord its audited financial statements at the times and in the manner required of Tenant hereunder. It is the intent of the parties that after such an acquisition of the stock of Tenant, Landlord shall be entitled to rely on the creditworthiness of a publicly-traded corporation and to receive audited financial information from a publicly-traded corporation.

5.7. Alterations, Additions and Improvements.

(a) Tenant shall not make or allow to be made any alterations or additions in or to the Leased Premises without first obtaining the written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Landlord’s consent will not be unreasonably withheld with respect to proposed alterations and additions which (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with and does not adversely affect the Building and its mechanical, telecommunication, electrical, HVAC and life safety systems; (iii) will not affect the structural portions of the Building; (iv) will not interfere with the use and occupancy of any other portion of the Building by any other tenant, its employees or invitees; and (v) will not trigger any additional costs to Landlord. Specifically, but without limiting the generality of the foregoing, Landlord’s right of consent shall encompass plans and specifications for the proposed alterations or additions, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall supply to Landlord any additional documents and information requested by Landlord in connection with Tenant’s request for consent hereunder.

(b) Any consent given by Landlord under this Section 5.7 shall be deemed conditioned upon: (i) Tenant’s acquiring all applicable permits required by governmental authorities; (ii) Tenant’s furnishing to Landlord copies of such permits, together with copies of the approved plans and specifications, prior to commencement of the work thereon; and (iii) the compliance by Tenant with the conditions of all applicable permits and approvals in a prompt and expeditious manner.

(c) Tenant shall provide Landlord with not less than fifteen (15) days prior written notice of commencement of the work so as to enable Landlord to post and record appropriate notices of non-responsibility. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord. Tenant shall pay the contractors and suppliers all amounts due to them when due and keep the Leased Premises and the Project free from any and all mechanics’, materialmen’s and other liens and claims arising out of any work performed, materials furnished or obligations incurred by or for Tenant. Landlord may require, at its sole option, that Tenant provide to Landlord, at Tenant’s expense, a lien and completion bond in an amount equal to the total estimated cost of any alterations, additions or improvements to be made in or to the Leased Premises, to protect Landlord against any liability for mechanics’, materialmen’s and other liens and claims, and to ensure timely completion of the work. In the event any alterations or additions to the Leased Premises are performed by Landlord hereunder, whether by prearrangement or otherwise, Landlord shall be entitled to charge Tenant a five percent (5%) administration fee in addition to the actual costs of labor and materials provided. Such costs and fees shall be deemed Additional Rent under this Lease, and may be charged and payable prior to commencement of the work.

(d) Any and all alterations, additions or improvements made to the Leased Premises by Tenant shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon the termination of this Lease by lapse of time or otherwise unless (i) Landlord conditioned its approval of such alterations, additions or improvements on Tenant’s agreement to remove them, or (ii) if Tenant did not provide a Removal Determination Request (as defined below), Landlord notifies Tenant prior to (or promptly after) the Term Expiration Date that the alterations, additions and/or improvements must be removed, in which case Tenant shall, by the Term Expiration Date (or promptly thereafter), remove such alterations, additions and improvements, repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of installation of such alterations, additions and improvements, ordinary wear and tear excepted. Prior to making any alterations, additions or improvements to the Leased Premises, Tenant may make a written request that Landlord determine in advance whether or not Tenant must remove such alterations, additions or improvements on the Term Expiration Date (“Removal Request Determination”). Notwithstanding anything to the contrary set forth above, this clause shall not apply to movable equipment or furniture owned by Tenant. Tenant shall repair at its sole cost and expense all damage caused to the Leased Premises and the Project by removal of Tenant’s movable equipment or furniture and such other alterations, additions and improvements as Tenant shall be required or allowed by Landlord to remove from the Leased Premises.

(e) All alterations, additions and improvements permitted under this Section 5.7 shall be constructed diligently, in a good and workmanlike manner with new, good and sufficient materials and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, building codes and those related to accessibility and use by individuals with disabilities). Tenant shall, promptly upon completion of the work, furnish Landlord with “as built” drawings for any alterations, additions or improvements performed under this Section 5.7.

(f) Tenant shall have the right to install a wireless intranet, internet, and communications network (also known as “Wi-Fi”) within the Leased Premises for the use of Tenant and its employees (the “Network”) subject to this subsection and all the other clauses of this Lease as are applicable. Tenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless internet service that passes through, is transmitted through, or emanates from the Leased Premises. Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers located in or about the Leased Premises, including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the Building or any other party. In the event that Tenant’s Communications Equipment causes or is believed to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the interference is not eliminated within 24 hours, then, upon request from Landlord, Tenant shall shut down the Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord.

5.8. Compliance With Laws and Insurance Standards. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used in a manner that violates any applicable law, ordinance, rule, regulation, order, permit, covenant, easement or restriction of record, or the reasonable recommendations of Landlord’s engineers or consultants, relating in any manner to the Project, or for any business or purpose which is disreputable, objectionable or productive of fire hazard. Tenant shall not do or permit anything to be done which would result in the cancellation, or in any way increase the cost, of the property insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done which increases the cost of any insurance covering or affecting the Project, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for such additional costs. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Tenant shall, at Tenant’s sole cost and expense, comply with all laws, ordinances, rules, regulations and orders (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to the use, condition or occupancy of the Leased Premises now in effect or which may hereafter come into effect including, but not limited to, (a) accessibility and use by individuals with disabilities, and (b) environmental conditions in, on or about the Leased Premises. If anything done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or alteration or improvement to the Project, Tenant shall, at Landlord’s option, either perform the upgrade, alteration or improvement at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such work.

5.9. No Nuisance; No Overloading. Tenant shall use and occupy the Leased Premises, and control its agents, employees, contractors, invitees and visitors in such manner so as not to create any nuisance, or interfere with, unreasonably annoy or disturb (whether by noise, odor, vibration or otherwise) any other tenant or occupant of the Project or Landlord in its operation of the Project. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Leased Premises, the Building, or any portion thereof.

5.10. Furnishing of Financial Statements; Tenant’s Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, within ten (10) business days of receipt of Landlord’s written request therefor, with the most current annual report reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

5.11. Entry by Landlord. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in cases of an emergency, and otherwise at reasonable times after reasonable advance notice to Tenant to inspect the same, to clean, to perform such work as may be permitted or required under this Lease, to make repairs to or alterations of the Leased Premises or other portions of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to show the Leased Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem reasonably necessary or desirable; provided, however, that Landlord shall use its best efforts to minimize interference with Tenant’s business operations in the Leased Premises. Tenant shall not be entitled to any abatement of Rent or damages by reason of the exercise of any such right of entry.

5.12. Nondisturbance and Attornment.

(a) This Lease and the rights of Tenant hereunder shall be subject and subordinate to the lien of any deed of trust, mortgage or other hypothecation or security instrument (collectively, “Security Device”) now or hereafter placed upon, affecting or encumbering the Project or any part thereof or interest therein, and to any and all advances made thereunder, interest thereon or costs incurred and any modifications, renewals, supplements, consolidations, replacements and extensions thereof. With respect to any Security Device entered into by Landlord after execution of this Lease, Landlord agrees to use its reasonable, good faith efforts to obtain assurance (a “nondisturbance agreement”) from the holder of or beneficiary under such encumbrance that Tenant’s possession will not be disturbed so long as Tenant is not in default under this Lease and attorns to the record owner of the Leased Premises. Without the consent of Tenant, the holder of any such Security Device or the beneficiary thereunder shall have the right to elect to be subject and subordinate to this Lease, such subordination to be effective upon such terms and conditions as such holder or beneficiary may direct which are not inconsistent with the provisions hereof. Tenant agrees to attorn to and recognize as the Landlord under this Lease the holder or beneficiary under a Security Device or any other party that acquires ownership of the Leased Premises by reason of a foreclosure or sale under any Security Device (or deed in lieu thereof). The new owner following such foreclosure, sale or deed shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership except for continuing defaults; (ii) subject to any offsets or defenses (other than those expressly provided in the Lease) which Tenant might have against any prior landlord; (iii) bound by prepayment of more than one (1) month’s Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner.

(b) Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the holder of a Security Device so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant hereunder. If, within ten (10) business days after notice from Landlord, Tenant fails or refuses to execute with Landlord the amendment(s) to this Lease accomplishing the change(s) or amendment(s) which are requested by such holder, Landlord, at its sole option, shall have the right to terminate this Lease, but in any event not earlier than ninety (90) days from such notice from Landlord.

5.13. Estoppel Certificate. Within ten (10) days following Landlord’s request, Tenant shall execute, acknowledge and deliver written estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Landlord, or (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on a form specified by Landlord, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance; (c) the amount of any Security Deposit; and (d) acknowledging that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the alleged default). However, in no event shall any such estoppel certificate require an amendment of the provisions of this Lease or otherwise affect or abridge Tenant’s rights hereunder. Any such estoppel certificate may be relied upon by any such mortgagee or purchaser. Failure by Tenant to execute and deliver any such estoppel certificate within the time requested shall be conclusive upon Tenant that (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) not more than one month’s Rent has been paid in advance; and (3) Landlord is not in default under this Lease.

5.14. Security Deposit.

(a) Concurrently with the execution of this Lease, Tenant shall pay to Landlord the agreed upon Security Deposit of $212,146.20 as security for the full and faithful performance of Tenant’s obligations under this Lease. The Security Deposit shall be delivered by Tenant to Landlord by an irrevocable letter of credit (and not as cash) as described in Section 5.14(b) below. If at any time during the Term, Tenant shall be in default in the payment of Rent or in default as set forth in Section 7.8(a) below beyond any applicable notice and cure period, Landlord may use, apply or retain such part of the Security Deposit as necessary for cure of Tenant’s failure to make payment of any amount due Landlord or to cure such default or to reimburse or compensate Landlord for any liability, loss, cost, expense or damage (including attorneys’ fees) which Landlord may suffer or incur by reason of Tenant’s defaults. If Landlord uses or applies all or any part of the Security Deposit, Tenant shall, within thirty (30) days of receipt of written demand from Landlord, pay to Landlord a sum sufficient to restore the Security Deposit to the full amount required by this Lease. Upon expiration of the Term or earlier termination of this Lease and after Tenant has vacated the Leased Premises, Landlord shall return the Security Deposit to Tenant, reduced by such reasonable amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent and to perform Tenant’s obligations hereunder. The portion of the deposit not so required shall be paid over to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within thirty (30) days after expiration of the Term or earlier termination hereof. Landlord shall hold the Security Deposit for the foregoing purposes; provided, however, that Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest in respect thereof. No part of the Security Deposit shall be considered to be held in trust, or to be prepayment of any monies to be paid by Tenant under this Lease. Tenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import.

(b) The Security Deposit shall be delivered by an irrevocable letter of credit (the “Letter of Credit”) in substantially the form attached hereto as Exhibit E, issued by and drawable upon (said issuer being referred to as the “Issuing Bank”) Silicon Valley Bank or other a financial institution which shall be approved by Landlord in its reasonable discretion, provided that Landlord shall not unreasonably withhold, condition, or delay its consent to such other financial institution which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Rating Service, and has combined capital, surplus and undivided profits of not less than $100,000,000. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than 60 days preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, not less than (15) days after receipt of the Non-Renewal Notice to draw the full amount of the Letter of Credit (the Landlord may immediately draw the full amount of the Letter of Credit if the Non-Renewal Notice is received by Landlord within thirty (30) days of the expiration date of the Letter of Credit), by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in the San Francisco Bay Area. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500. Any and all interest accruing in any account, paper, certificate of deposit, or other vehicle deposited with the Issuing Bank to secure the Letter of Credit shall be the exclusive property of Tenant and shall not be used as part of the Security Deposit

(c) Notwithstanding anything in this Section 5.14 to the contrary, if Tenant is not in material monetary default under this Lease beyond any applicable notice and cure period, (i) on the first (1st) anniversary of the Term Commencement Date, the amount of the Letter of Credit shall be reduced by $70,715.40 (from $$212,146.20 to $141,430.80), and (ii) on the second (2nd) anniversary of the Term Commencement Date, the amount of the Letter of Credit shall be reduced by an additional $35,357.70 (from $141,430.80 to $106,073.10).

5.15. Surrender.

(a) Subject to the provisions of Section 5.7 hereof, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall quit and surrender possession of the Leased Premises to Landlord in as good order and condition as they were in on the Term Commencement Date, reasonable wear and tear, casualty damage, taking by condemnation and repairs which are Landlord’s responsibility excepted. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Tenant shall, without cost to Landlord, remove all furniture, equipment, trade fixtures, debris and articles of personal property owned by Tenant in the Leased Premises, and shall repair any damage to the Project resulting from such removal. Any such property not removed by Tenant by the Term Expiration Date (or earlier termination of this Lease) shall be considered abandoned, and Landlord may remove any or all of such items and dispose of same in any lawful manner or store same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after storage for thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of any such sale as follows: first, to the costs of such sale; second, to the costs of storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

(b) In addition, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall remove, at its sole cost and expense, all of Tenant’s telecommunications lines and cabling installed by Tenant, including, without limitation, any such lines and cabling installed in the plenum or risers of the Building (collectively, “Wires”) and restore the Leased Premises or the Building, as the case may be, to their condition existing prior to the installation of the Wires (“Wire Restoration Work”). Landlord, at its option, may perform such Wire Restoration Work at Tenant’s sole cost and expense. In the event that Tenant fails to perform the Wire Restoration Work or refuses to pay all costs of the Wire Restoration Work (if performed by Landlord) within ten (10) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs or otherwise fails to comply with the provisions of this Section, Landlord may apply all or any portion of the Security Deposit toward the payment of any costs or expenses relative to the Wire Restoration Work or Tenant’s obligations under this Section. The retention or application of such Security Deposit (if any) by Landlord pursuant to this Section does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

5.16. Tenant’s Remedies. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 5.16, a reasonable time shall in no event, be more than thirty (30) days after receipt by Landlord, and by the holders of any ground lease, deed of trust or mortgage covering the Leased Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within said thirty (30)-day period and thereafter diligently pursued to completion. If Landlord fails to cure such default within the time provided for in this Lease, the holder of any such ground lease, deed of trust or mortgage shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such holder shall have such additional time to cure the default as is reasonably necessary under the circumstances. Tenant shall look solely to Landlord’s interest in the Project for recovery of any judgment from Landlord. Neither Landlord nor any of its trustees, directors, officers, agents, employees or representatives (or, if Landlord is a partnership, its partners, whether general or limited) shall ever be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, deed of trust or mortgage to which Section 5.12 applies or may apply. Tenant shall not have the right to terminate this Lease by reason of a breach of this Lease by

Landlord (unless Tenant receives a court order) or withhold, reduce or offset any amount against any payments of Rent due and payable under this Lease (unless Tenant receives a court order) by reason of a breach of this Lease by Landlord.

5.17. Rules and Regulations. Tenant shall comply with the rules and regulations for the Project attached as Exhibit D and such reasonable amendments thereto as Landlord may adopt from time to time with prior notice to Tenant. Landlord shall enforce such rules and regulations in a uniform and nondiscriminatory manner.

Article 6.

Environmental Matters

6.1. Hazardous Materials Prohibited.

(a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 6.1(c) below) to be brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors or invitees; provided, however, that Tenant may use, store and dispose of, in accordance with applicable Laws, Tenant’s customary supplies, but only to the extent reasonably necessary for Tenant’s operations in the Leased Premises in accordance with the Permitted Use provision. Tenant hereby indemnifies Landlord from and against (i) any breach by Tenant of the obligations stated in the preceding sentence, (ii) any breach of the obligations stated in Section 6.1(b) below, or (iii) any claims or liability resulting from Tenant’s use of Hazardous Materials. Tenant hereby agrees to defend and hold Landlord harmless from and against any and all claims, liability, losses, damages, costs and/or expenses (including, without limitation, diminution in value of the Project, or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, fines, penalties, attorneys’ fees, consultants’ fees and experts’ fees) which arise during or after the Term as a result of any breach of the obligations stated in Sections 6.1(a) or 6.1(b) or otherwise resulting from Tenant’s use of Hazardous Materials. This indemnification of Landlord by Tenant includes, without limitation, death of or injury to person, damage to any property or the environment and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in, on, under or about the Leased Premises or the Project (including soil and ground water contamination) which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in, on, under or about the Leased Premises or the Project caused or permitted by Tenant results in any contamination of the Leased Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the same to the condition existing prior to the introduction of such Hazardous Material; provided that Landlord’s approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. This indemnification of Landlord by Tenant shall survive the expiration or sooner termination of this Lease.

(b) Tenant covenants and agrees that Tenant shall at all times be responsible and liable for, and be in compliance with, all federal, state, local and regional laws, ordinances,

rules, codes and regulations, as amended from time to time (“Governmental Requirements”), relating to health and safety and environmental matters, arising, directly or indirectly, out of Tenant’s use of Hazardous Materials (as defined in Section 6.1(c) below) in the Project. Health and safety and environmental matters for which Tenant is responsible under this paragraph include, without limitation (i) notification and reporting to governmental agencies, (ii) the provision of warnings of potential exposure to Hazardous Materials to Landlord and Tenant’s agents, employees, licensees, contractors and others, (iii) the payment of taxes and fees, (iv) the proper off-site transportation and disposal of Hazardous Materials, and (v) all requirements, including training, relating to the use of equipment. Immediately upon discovery of a material release of Hazardous Materials associated with Tenant’s activities, Tenant shall give written notice to Landlord, whether or not such release is subject to reporting under Governmental Requirements. The notice shall include information on the nature and conditions of the release and Tenant’s planned response. Tenant shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Tenant on the Project.

(c) As used in this Lease, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any substance, material or waste which is (i) defined as a “hazardous waste” or similar term under the laws of the jurisdiction where the Project is located; (ii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317); (iii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource, Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903); (iv) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601); (v) hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof; or (vi) asbestos in any form or condition.

(d) As used in this Article 6, the term “Laws” means any applicable federal, state or local laws, ordinances, rules or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the specific laws, ordinances and regulations referred to in Section 6.1(c) above. References to specific Laws shall also be references to any amendments thereto and to any applicable successor Laws.

6.2. Limitations on Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting of the Leased Premises if (i) the proposed transferee’s anticipated use of the Leased Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material (excluding customary supplies reasonably necessary for the conduct of the Permitted Use); (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the generation, storage, use, treatment or disposal of a Hazardous Material.

6.3. Right of Entry. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in case of an emergency, and otherwise during reasonable hours and upon reasonable notice to Tenant, in order to conduct periodic environmental inspections and tests to determine whether any Hazardous Materials are present. The costs and expenses of such inspections shall be paid by Landlord unless a default or breach of this Lease, violation of Laws or contamination caused or permitted by Tenant is found to exist. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for the costs and expenses of such inspections.

6.4. Notice to Landlord. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted or threatened regarding the Leased Premises or the Project pursuant to any Laws; (ii) any claim made or threatened by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made to or received from any governmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Premises or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within three (3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the Leased Premises or Tenant’s use thereof.

Article 7.

Insurance, Indemnity, Condemnation, Damage and Default

7.1. Landlord’s Insurance. Landlord shall secure and maintain policies of insurance for the Project (including the Leased Premises) covering loss of or damage to the Project, including the Tenant Improvements, if any, but excluding all subsequent alterations, additions and improvements to the Leased Premises, with loss payable to Landlord and to the holders of any deeds of trust, mortgages or ground leases on the Project. Landlord shall not be obligated to obtain insurance for Tenant’s trade fixtures, equipment, furnishings, machinery or other property. Such policies shall provide protection against fire and extended coverage perils and such additional perils as Landlord deems suitable, and with such deductible(s) as Landlord shall deem reasonably appropriate. Landlord shall further secure and maintain commercial general liability insurance with respect to the Project in such amount as Landlord shall reasonably determine, such insurance to be in addition to, and not in lieu of, the liability insurance required to be maintained by Tenant. In addition, Landlord may secure and maintain rental income insurance. If the annual cost to Landlord for any such insurance exceeds the standard rates because of the nature of Tenant’s operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increases in cost, which amounts shall be deemed Additional Rent hereunder. Tenant shall not be named as an additional insured on any policy of insurance maintained by Landlord.

7.2. Tenant’s Liability Insurance.

(a) Tenant (with respect to both the Leased Premises and the Project) shall secure and maintain, at its own expense, at all times during the Term, a policy or policies of commercial general liability insurance with the premiums thereon fully paid on time with no lapse of coverage, protecting Tenant and naming Landlord, the holders of any deeds of trust, mortgages or ground leases on the Project, and Landlord’s then current property manager as additional insureds against claims for bodily injury, personal injury, advertising injury and property damage (including attorneys’ fees) based upon, involving or arising out of Tenant’s operations, assumed liabilities or Tenant’s use, occupancy or maintenance of the Leased Premises and the Common Areas of the Project. Such insurance shall provide for a minimum amount of Two Million Dollars ($2,000,000.00) for property damage or injury to or death of one or more than one person in any one accident or occurrence, with an annual aggregate limit of at least Four Million Dollars($4,000,0.00.00). The coverage required to be carried shall include fire legal liability, personal injury liability (libel, slander, false arrest and wrongful eviction), broad form property damage liability, products liability and completed operations coverage (as well as owned, non-owned and hired automobile liability if an exposure exists) and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on a claims made occurrence basis and contain a separation of insureds provision or cross-liability endorsement acceptable to Landlord. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease (including without limitation performance by Tenant under Section 7.4) and that Tenant’s insurance is primary to and not contributory with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only. With respect to the Option Term only, if, in the reasonable opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of liability insurance coverage at that time is not adequate, then Tenant shall increase its liability insurance coverage as required by either any mortgagee of Landlord or Landlord’s insurance broker.

(b) Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Leased Premises.

7.3. Tenant’s Additional Insurance Requirements.

(a) Tenant shall secure and maintain, at Tenant’s expense, at all times during the Term, a policy of physical damage insurance on all of Tenant’s fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises and on any alterations, additions or improvements made by or for Tenant upon the Leased Premises, all for the full replacement cost thereof without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance. Such insurance shall insure against those risks customarily covered in a “special form”/”special perils” (formerly known as “all risk”) policy of insurance covering physical loss or damage. Tenant shall use the proceeds from such insurance for the replacement of fixtures, furnishings, equipment and personal property and for the restoration of any alterations, additions or improvements to the Leased Premises. Further, Tenant shall secure and maintain at all times during the Term workers’ compensation insurance in such amounts as are required by law, employer’s liability insurance in the amount of One Million Dollars ($1,000,000.00) per occurrence, and all such other insurance as may be required by applicable law or as may be reasonably required by Landlord. In the event Tenant makes any alterations, additions or improvements to the Leased Premises, prior to commencing any work in the Leased Premises, Tenant shall secure “builder’s all risk” insurance which shall be maintained throughout the course of construction, such policy being an all risk builder’s risk completed value form, in an amount approved by Landlord, but not less than the total contract price for the construction of such alterations, additions or improvements and covering the construction of such alterations, additions or improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such alterations, additions or improvements shall be insured by Tenant pursuant to this Section 7.3 immediately upon completion thereof. Tenant shall provide Landlord with certificates of all such insurance. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Section 7.5 is permitted by the insurer. Tenant shall, at least thirty (30) days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an “insurance binder” or other satisfactory evidence of renewal thereof.

(b) All policies required to be carried by Tenant under this Lease shall be issued by and binding upon a reputable insurance company of good financial standing licensed to do business in the State of California with a rating of at least A-VII, or such other rating as may be required by a lender having a lien on the Project, as set forth in the most current issue of “Best’s Insurance Reports.” Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Article 7. Evidence of insurance provided to Landlord shall include an endorsement showing that Landlord, its representatives and the holders of any deeds of trust, mortgages or ground leases on the Project are included as additional insureds on general liability insurance, and as loss payees for property insurance, to the extent required hereunder, and an endorsement whereby the insurer agrees not to cancel, non-renew or materially alter the policy without at least thirty (30) days prior written notice to Landlord, its representatives and any mortgagee of Landlord.

(c) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within ten (10) business days following Landlord’s written request therefor, and thirty (30) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a five percent (5%) administrative fee) to be chargeable to Tenant and payable upon written invoice therefor, which amounts shall be deemed Additional Rent hereunder.

(d) The minimum limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.

7.4. Indemnity and Exoneration.

(a) To the extent not prohibited by law, Landlord and Landlord’s representatives shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant’s agents, employees, contractors, invitees or any other person, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair, alteration or maintenance of any part of the Project or failure to make any such repair or from any other cause whatsoever, except as expressly otherwise provided in Sections 7.6 and 7.7. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Project.

(b) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation reasonable attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from (i) the use or occupancy of the Leased Premises, (ii) the activities of Tenant, its agents, employees, contractors or invitees in or about the Leased Premises or the Project, (iii) any failure to comply with any applicable law, and (iv) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the negligence or willful misconduct of Landlord.

(c) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation reasonable attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Leased Premises or the Project; provided, however, that the foregoing indemnity shall not be applicable to the extent claims arise by reason of the negligence or willful misconduct of Landlord.

(d) The provisions of this Section 7.4 shall survive the expiration or sooner termination of this Lease. TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SECTION 7.4 AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.

7.5. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of any cause required to be insured against under this Lease to the extent of the coverage required, regardless of cause or origin, including negligence of the other party hereto, provided that such party’s insurance is not invalidated thereby; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant which applies to the Leased Premises, any part of the Project or Tenant’s use and occupancy of any part thereof.

7.6. Condemnation. If the Leased Premises are taken under the power of eminent domain or sold under the threat of the exercise of such power (all of which are referred to herein as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the “date of taking”). If the Leased Premises or any portion of the Project is taken by condemnation to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord, this Lease shall, at the option of either party to be exercised in writing within thirty (30) days after receipt of written notice of such taking, forthwith cease and terminate as of the date of taking. All proceeds from any condemnation of the Leased Premises shall belong and be paid to Landlord, subject to (1) the rights of any mortgagee of Landlord’s interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon; and (2) Tenant’s right to be compensated for all reasonable costs, fees, and expenses related thereto (including but not limited to, expenses related to Tenant’s relocation or loss of Tenant’s trade fixtures). If this Lease continues in effect after the date of taking pursuant to the provisions of this Section 7.6(a), Landlord shall proceed with reasonable diligence to repair, at its expense, the remaining parts of the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable Project and Leased Premises. Gross Rent shall abate to the extent appropriate during the period of restoration, and Gross Rent shall thereafter be equitably adjusted according to the remaining Rentable Area of the Leased Premises and the Building.

7.7. Damage or Destruction. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:

(a) If the damage is limited solely to the Leased Premises and the Leased Premises can, in Landlord’s reasonable opinion, be made tenantable with all damage repaired within six (6) months from the date of damage, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem necessary and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

(b) If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in Landlord’s opinion, both be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and provided that Landlord reasonably determines that it is economically feasible, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem necessary and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

(c) Notwithstanding anything to the contrary contained in Sections 7.7(a) or 7.7(b) above, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when any damage thereto or to the Project occurs during the last twelve (12) months of the Term. Under such circumstances, Landlord shall promptly notify Tenant of its decision not to rebuild, whereupon the Lease shall terminate as of the date of such notice.

(d) If neither Section 7.7(a) nor 7.7(b) above applies, Landlord shall so notify Tenant within thirty (30) days after the date of the damage or destruction and either Tenant or

Landlord may terminate this Lease within thirty (30) days after the date of such notice, such termination notice to be immediately effective; provided, however, that Landlord shall have the right to elect to reconstruct the Project and the Leased Premises, in which event (i) Landlord shall notify Tenant of such election within said thirty (30) day period and Tenant shall thereupon have no right to terminate this Lease, and (ii) Landlord shall proceed with reasonable diligence to rebuild the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law).

(e) During any period when Tenant’s use of the Leased Premises is significantly impaired by damage or destruction, Gross Rent shall abate in proportion to the degree to which Tenant’s use of the Leased Premises is impaired until such time as the Leased Premises are made tenantable as reasonably determined by Landlord; provided that no such rental abatement shall be permitted if the casualty is the result of the negligence or willful misconduct of Tenant or Tenant’s employees, agents, contractors or invitees.

(f) The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord’s interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises, and (ii) its alteration, additions and improvements.

(g) Landlord’s repair and restoration obligations under this Section 7.7 shall not impair or otherwise affect the rights and obligations of the parties set forth elsewhere in this Lease. Subject to Section 7.7(e), Landlord shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Leased Premises or the Project with respect to the termination of this Lease and hereby waive the provisions of any present or future statute or law to the extent inconsistent therewith.

7.8. Default by Tenant.

(a) Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(1) [intentionally deleted];

(2) Nonpayment of Rent. Failure to pay any installment of Rent due and payable hereunder on the date when payment is due, such failure continuing for a period of five (5) days after receipt of written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than two (2) times during any calendar year during the Term with respect to non-payment of Gross Rent or Additional Rent, the third (3rd) such non-payment constituting default without requirement of notice; furthermore, if Tenant shall be served with a demand for the payment of past due Rent, any payment(s) tendered thereafter to cure any default by Tenant shall be made only by cashier’s check, wire-transfer or direct deposit of immediately available funds;

(3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsections 7.8(a)(1) and 7.8(a)(2), such failure continuing for a period of twenty (20) business days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such twenty (20)-day period and continuously and diligently pursues such remedy at all times until such default is cured);

(4) General Assignment. Any general arrangement or assignment by Tenant for the benefit of creditors;

(5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition against Tenant, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease;

(6) Receivership. The appointment of a trustee or receiver to take possession of all or substantially all of Tenant’s assets or the Leased Premises, where possession is not restored to Tenant within ten (10) business days;

(7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period often (10) business days after the levy thereof;

(8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;

(9) Guarantor. If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the death of a guarantor; (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing; (iv) a guarantor’s refusal to honor the guaranty; or (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis, and Tenant’s failure, within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantor(s) that existed at the time of execution of this Lease; or

(10) Partner. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or any person or entity constituting Tenant is involved in any of the events or acts described in subsections 7.8(a)(4) through (8).

(11) Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant or any guarantor of Tenant’s obligations under this Lease was materially false or misleading.

(b) Remedies Upon Default:

(1) Termination. If an event of default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of any applicable grace period specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or in equity by reason of Tenant’s default or of such termination.

(2) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection 7.8(b)(1) hereof in writing, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any amended or successor code section. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate Tenant’s right to possession. If Landlord elects to relet the Leased Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Leased Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any reasonable costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Leased Premises, which are not covered by the rent received from the reletting.

(c) Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of subsection 7.8(b)(1) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) shall be computed with interest at the lesser of eighteen percent (18%) per annum or the maximum rate then allowed by law. The “worth at the time of award” of the amount referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

(d) Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 7.8(c), unpaid Rent shall consist of the sum of:

(1) the total Base Rent for the balance of the Term, plus

(2) a computation of Tenant’s Proportionate Share of Increased Basic Operating Cost for the balance of the Term, the assumed amount for the Computation Year of the default and each future Computation Year in the Term to be equal to Tenant’s Proportionate Share of Increased Basic Operating Cost for the Computation Year immediately prior to the year in which default occurs, compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items (1982-84=100)) for the Metropolitan Area or Region in which the Project is located. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

(e) Late Charge. If any payment required to be made by Tenant under this Lease is not received by Landlord on or before the date the same is due, Tenant shall pay to Landlord an amount equal to eight percent (8%) of the delinquency. The parties agree that Landlord would incur costs not contemplated by this Lease by virtue of such delinquencies, including without limitation administrative, collection, processing and accounting expenses, the amount of which would be extremely difficult to compute, and the amount stated herein represents a reasonable estimate thereof. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s breach or default with respect to such delinquency, or prevent Landlord from exercising any of Landlord’s other rights and remedies.

(f) Interest on Past-Due Obligations. Except as expressly otherwise provided in this Lease, any Rent due Landlord hereunder, other than late charges, which is not received by Landlord on the date on which it was due, shall bear interest from the day after it was due at the lesser of fifteen percent (15%) per annum or the maximum rate then allowed by law, in addition to the late charge provided for in Section 7.8(e).

(g) Landlord’s Right to Perform. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, then within five (5) business days after written notice to Tenant (and without notice in case of an emergency) Landlord may (but shall not be obligated to) perform such duty or obligation on Tenant’s behalf, including, without limitation, the obtaining of insurance policies or governmental licenses, permits or approvals. Tenant shall reimburse Landlord upon demand for the costs and expenses of any such performance (including penalties, interest and attorneys’ fees incurred in connection therewith). Such costs and expenses incurred by Landlord shall be deemed Additional Rent hereunder.

(h) Remedies Cumulative. All rights, privileges and elections or remedies of Landlord are cumulative and not alternative with all other rights and remedies at law or in equity to the fullest extent permitted by law.

(i) Waiver. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Tenant is evicted and Landlord takes possession of the Leased Premises by reason of a default.

Article 8.

Option to Renew; Right of First Offer to Expand; Option to Terminate

8.1. Option to Renew.

(a) Landlord hereby grants to Tenant one (1) option (the “Option”) to extend the term of this Lease for an additional period of three (3) years (the “Option Term”), all on the following terms and conditions:

(1) The Option must be exercised, if at all, by written notice irrevocably exercising the Option (“Option Notice”) delivered by Tenant to Landlord not earlier than twelve (12) months and not later than nine (9) months prior to the Term Expiration Date. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Term Expiration Date, (i) Tenant is in default under this Lease, (ii) Tenant has assigned this Lease or its interest therein (other than to an affiliate or subsidiary of Tenant), or (iii) Tenant, or Tenant’s affiliate or subsidiary, is in possession of less than fifty percent (50%) of the square footage of the Leased Premises. Provided Tenant has properly and timely exercised the Option, the term of this Lease shall be extended for the period of the Option Term, and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that (i) the Tenant Improvements set forth in Exhibit B shall not apply to the Option Term (Tenant shall accept the Leased Premises in its AS IS condition existing prior to Option Term), and (ii) the Base Rent shall be modified as set forth in subsection 8.1(a)(2) below.

(2) The Base Rent payable for initial year of the Option Term shall be the then-current rental rate per rentable square foot (as further defined below, “FMRR”) being agreed to in new leases for a comparable term of lease by the Landlord and other landlords of buildings in the Pleasanton, California area which are comparable in quality, location and prestige to the Building (“Comparable Buildings”) and tenants leasing space in the Building or Comparable Buildings. As used herein, “FMRR” shall mean the rental rate per rentable square foot for which Landlord and other landlords are entering into new leases with new tenants leasing from Landlord and/or other landlords office space in the Building and/or Comparable Buildings (“Comparative Transactions”). To the extent such other Comparable Buildings have historically received lower or higher rents from the rents in the Building, then for the purpose of arriving at the FMRR, such rates when used to establish the FMRR in the Building shall be increased or decreased as appropriate to reflect such historical differences. Landlord shall provide its determination of the FMRR to Tenant within twenty (20) days after Landlord receives the Option Notice. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the FMRR within which to accept such FMRR or to reasonably object thereto in writing. In the event Tenant objects to the FMRR submitted by Landlord, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant fail to reach agreement on such FMRR within fifteen (15) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determination shall be submitted to arbitration in accordance with subparagraph 8.1(b) below.

(b) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the FMRR within two (2) business days of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of Comparable Buildings. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to FMRR prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted FMRR for the Premises is the closer to the actual FMRR for Comparative Transactions. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator (“Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such Data.

(1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted FMRR, and shall notify Landlord and Tenant of such determination.

(2) The decision of the arbitrator shall be binding upon Landlord and Tenant.

(3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.

(4) The cost of arbitration shall be paid by Landlord and Tenant equally.

(5) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

(c) The Lease as currently drafted is known in the industry as a “gross lease with a base year.” Notwithstanding the foregoing, during the Option Term, Landlord may convert the Lease to a “net lease,” provided that such conversion shall not alter the basic economic terms of the Lease. If Landlord, at its sole option, decides to convert the Lease to a “net lease,” Landlord and Tenant shall promptly enter into a lease amendment adjusting any and all provisions of the Lease as may be necessary to convert the Lease to a “net lease.”

8.2. Right of First Offer to Lease Suite 150. Landlord is currently marketing and shall continue to market Suite 150 in the Building (consisting of approximately 7,491 rentable square feet) to third party tenants. Landlord shall keep Tenant reasonably informed of any material third party interest in Suite 150. If Landlord, in good faith, anticipates that such third party interest in Suite 150 is material and will likely lead to a signing of a letter of intent to lease such Suite 150, Landlord shall first offer to lease Suite 150 in writing to Tenant, which offer shall be made in good faith and shall set forth the material terms and conditions of the proposed lease for Suite 150 (including Landlord’s determination of FMRR). If Tenant desires to exercise its right of first offer to lease Suite 150 (Tenant’s exercise of its right shall be irrevocable) on the terms set forth in Landlord’s offer, it shall notify Landlord in writing within five (5) calendar days of the date Landlord’s offer is received, and thereafter the parties shall promptly enter into a lease amendment incorporating Suite 150 into this Lease. If Tenant fails to notify Landlord of its desire lease Suite 150 as set forth above, Tenant shall have no further rights hereunder with respect to such space and Landlord shall be free to lease such space to any other persons or entities, free of any restrictions set forth herein. This right of first offer is a one-time right and shall not be exercisable during any period in which Tenant is in default under any provisions of this Lease until said default has been cured. The period of time within which this right of first offer may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. Time is of the essence. If Tenant fails to exercise its right of first offer, in writing, prior to the expiration of the applicable time period for the exercise of such right, Tenant’s right shall thereafter be deemed null and void and of no further force or effect. This right of first offer shall only be exercisable by the originally named Tenant under this Lease and if Tenant is in possession of at least fifty percent (50%) of the square footage of the Leased Premises.

8.3. Option to Terminate. Tenant shall have the one-time right to terminate this Lease on the day before the second (2nd) anniversary of the Term Commencement Date (the “Early Termination Date”), provided that all of the following conditions are met: (i) Tenant has provided Landlord with at least nine (9) months’ prior written notice (the “Termination Notice”) of its irrevocable election to terminate this Lease; (ii) Tenant is not in default under this Lease at the time of either the Termination Notice or the Early Termination Date; (iii) Tenant pays to Landlord with the Termination Notice an early termination fee calculated as provided herein (the “Early Termination Fee”). The Early Termination Fee shall be calculated as the sum of the following: (x) the Unamortized Portion (as defined below) of the costs incurred by Landlord for the Tenant Improvements, and (y) the Unamortized Portion of all other costs incurred by Landlord in making the Leased Premises available to Tenant and performing its obligations under this Lease, or in connection with negotiating and entering into this Lease (including, without limitation, leasing commissions and attorney’s fees) (collectively the “Capitalized Lease Costs”), and (z) an amount equal to three (3) months’ Rent. The “Unamortized Portion” of the Tenant Improvements and Capitalized Lease Costs shall mean an amount equal to the outstanding balance on the Early Termination Date, as determined by amortizing the total costs and expenses incurred by Landlord for Landlord’s Improvements and Capitalized Lease Costs utilizing an interest rate of twelve percent (12%) per annum and a thirty-six (36) month amortization schedule. Upon written request by Tenant, Landlord shall deliver to Tenant, within ten (10) business days of receipt of such written request, a written statement detailing the amount of the Early Termination Fee, broken down into the component costs as set forth above. Such request by Tenant for an accounting of the Early Termination Fee shall not be considered a “Termination Notice” as set forth above.

Article 9.

Miscellaneous Matters

9.1. Parking. Landlord shall provide Tenant for use by the employees, agents, customers, visitors, and invitees of Tenant the number of parking spaces designated on the Basic Lease Information sheet on an unreserved and unassigned basis on those portions of the Project designated by Landlord for parking. Tenant shall not use more parking spaces than said number of parking spaces. The parking spaces will not be separately identified and Landlord shall have no obligation to monitor the use of the parking area. If a parking density problem occurs during the Term, Landlord shall take commercially reasonable steps to address the problem in a timely manner, which solution may, but not necessarily, include initiating a parking permit system or a reserved parking system and any costs associated therewith (including, without limitation, costs of patrolling the parking lot for compliance with the parking system) shall constitute a Basic Operating Cost. All parking shall be subject to any and all reasonable rules and regulations adopted by Landlord in its discretion from time to time. Only automobiles no larger than full size passenger automobiles (including sport utility vehicles) or pick-up trucks or standard business use vehicles (which do not require parking spaces larger than full size passenger automobiles) may be parked in the Project parking area. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, agents, customers or invitees to be loaded, unloaded or parked in areas other then those designated by Landlord for such activities. A failure by Tenant or any of its employees, agents, customers or invitees to comply with the foregoing provisions shall afford Landlord the right, but not the obligation, without notice, in addition to any other rights and remedies available under this Lease, to remove and to tow away the vehicles involved and to charge the cost to Tenant, which cost shall be immediately due and payable upon demand by Landlord.

9.2. Brokers. Landlord has been represented in this transaction by Landlord’s Broker. Tenant has been represented in this transaction by Tenant’s Broker. Upon full execution of this

Lease by both parties, Landlord shall pay to Landlord’s Broker and Tenant’s Broker a fee for brokerage services rendered by it in this transaction provided for in separate written agreements between Landlord and Landlord’s Broker and Landlord’s Broker and Tenant’s Broker.

Tenant represents and warrants to Landlord that the brokers named in the Basic Lease Information sheet are the only agents, brokers, finders or other similar parties with whom Tenant has had any dealings in connection with the negotiation of this Lease and the consummation of the transaction contemplated hereby. Tenant hereby agrees to indemnify, defend and hold Landlord free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of Tenant in connection with the negotiation of this Lease and the consummation of this transaction, including any costs, expenses and attorneys’ fees incurred with respect thereto.

9.3. No Waiver. No waiver by either party of the default or breach of any term, covenant or condition of this Lease by the other shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by the other of the same or of any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord’s knowledge of a default or breach at the time of accepting Rent, the acceptance of Rent by Landlord shall not be a waiver of any preceding default or breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

9.4. Recording. Neither this Lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

9.5. Holding Over. If Tenant holds over after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for each month of hold-over tenancy one hundred fifty percent (150%) of the Gross Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period, together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, losses, costs, expenses (including attorneys’ fees), injury and damages incurred by Landlord as a result of Tenant’s delay in vacating the Leased Premises.

9.6. Transfers by Landlord. The term “Landlord” as used in this Lease shall mean the owner(s) at the time in question of the fee title to the Leased Premises or, if this is a sublease, of the Tenant’s interest in the master lease. If Landlord transfers, in whole or in part, its rights and obligations under this Lease or in the Project, upon its transferee’s lawful assumption of

Landlord’s obligations hereunder and delivery to such transferee of any unused Security Deposit then held by Landlord, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as defined in this Section 9.6.

9.7. Attorneys’ Fees. In the event either party places the enforcement of this Lease, or any part of it, or the collection of any Rent due, or to become due, hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall recover its reasonable attorneys’ fees, costs and expenses as a cost of suit incurred and not as damages, including those which may be incurred on appeal. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not suit is filed or any suit that may be filed is pursued to decision or judgment. The term “prevailing party” shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

9.8. Termination; Merger. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the scheduled Term Expiration Date. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of this Lease. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Leased Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within thirty (30) days following any such event to make any written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

9.9. Amendments; Interpretation. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the parties in interest at the time of the modification. The captions of this Lease are for convenience only and shall not be used to define or limit any of its provisions.

9.10. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

9.11. Notices. All notices, demands, consents and approvals which are required or permitted by this Lease to be given by either party to the other shall be in writing and shall be deemed to have been fully given by recognized same day or overnight courier service or when deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days’ notice to the notifying party given in accordance with this Section 9.11, except that upon Tenant’s taking possession of the Leased Premises, the Leased Premises shall constitute Tenant’s address for notice purposes. A copy of all notices given to Landlord under this Lease shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by recognized overnight courier shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Leased Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Leased Premises.

9.12. Force Majeure. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, terrorism, civil commotion, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 9.12 shall excuse or delay Tenant’s obligation to pay Rent or other charges due under this Lease.

9.13. Guarantor. [intentionally deleted].

9.14. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, without limitation, Section 5.15), and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment or subletting, may be approved by Landlord hereunder, Tenant’s assigns or subtenants.

9.15. Further Assurances. Landlord and Tenant each agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

9.16. Incorporation of Prior Agreements. This Lease, including the exhibits and addenda attached to it, contains all agreements of Landlord and Tenant with respect to any matter referred to herein. No prior agreement or understanding pertaining to such matters shall be effective. This Lease may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall constitute one in the same agreement.

9.17. Applicable Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California.

9.18. Time of the Essence. Time is of the essence of each and every covenant of this Lease. Each and every covenant, agreement or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease or on any other covenant or agreement set forth herein.

9.19. No Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

9.20. Authority. If Tenant is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on Tenant’s behalf and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall, within ten (10) business days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

9.21. [Intentionally deleted].

9.22. Offer. Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding and shall not be effective until fully executed by both Landlord and Tenant.

9.23. Exhibits; Addenda. The following Exhibits and addenda are attached to, incorporated in and made a part of this Lease: Exhibit A Floor Plan of the Leased Premises; Exhibit B Initial Improvement of the Leased Premises; Exhibit C Confirmation of Term of Lease; Exhibit D Building Rules and Regulations; and Exhibit E Form of Letter of Credit.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

“LANDLORD”:

CROSSTOWN VENTURES II, LLC, a Delaware limited liability company

By:	CSFC Capital Corp. LIX, a Delaware corporation, its Manager

	By:	/s/ Timothy S. Clark
	Name:	Timothy S. Clark
	Title:	Senior Vice President

“TENANT”:
JUNIPER MEDICAL, INC., a Delaware corporation

By:	/s/ Mitchell Levinton
Name:	Mitchell Levinton
Title:	CEO

EXHIBIT A

FLOORPLAN

OF THE

LEASED PREMISES

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EXHIBIT B

INITIAL IMPROVEMENT OF THE LEASED PREMISES

(“WORK LETTER”)

This Work Letter is a part of the lease to which it is attached as an Exhibit, and all terms and provisions of the Lease apply to this Work Letter. All capitalized terms not otherwise defined in this Work Letter shall have the meanings ascribed to them elsewhere in the Lease. This Work Letter sets forth the rights and obligations of Landlord and Tenant with respect to the design and construction of certain improvements and alterations to the Leased Premises.

1. Tenant Improvements. Tenant’s space requirements shall be generally as indicated on Tenant’s space plan and finish specifications approved by Tenant and attached hereto as Exhibit B-l (the “Space Plan and Finish Specifications”). Landlord’s contractor (the “Contractor”) shall construct and install the Tenant Improvements (as defined below). The Contractor shall construct and install improvements in the Leased Premises, substantially in accordance with the Space Plan and Finish Specifications (collectively, the “Tenant Improvements”). The Tenant Improvements shall not include (with Tenant, and not Landlord, responsible for) Tenant specific items in the Space Plan and Finish Specifications, including, but not limited, to: furniture, signage within the Leased Premises, tele/data, AV equipment, equipment, kitchen equipment, and any security system.

2. Authorized Representatives

(a) Tenant designates Donald Johnson and Mitch Levinson (each, a “Tenant’s Authorized Representative”) as the persons authorized to approve on behalf of Tenant, in writing, all plans, drawings, specifications, change orders, charges and other matters relevant to this Work Letter, either of whom may act alone for the purposes hereof. Tenant may designate an additional or substitute Tenant’s Authorized Representative by written notice to Landlord. Landlord shall not respond to any instructions, approvals, changes, or other communications from anyone claiming to act on Tenant’s behalf other than Tenant’s Authorized Representatives.

(b) Landlord designates James Ellis and Caroline Morris (each, a “Landlord’s Authorized Representative”) as the persons authorized to approve on behalf of Landlord, in writing, all plans, drawings, specifications, change orders, charges and other matters relevant to this Work Letter, either of whom may act alone for the purposes hereof. Landlord may designate an additional or substitute Landlord’s Authorized Representative by written notice to Tenant. Tenant shall not respond to anyone claiming to act on Landlord’s behalf other than Landlord’s Authorized Representatives.

3. Legal Compliance. Landlord shall ensure that the Tenant Improvements fully comply with all applicable laws, codes and ordinances, including without limitation, The Americans with Disabilities Act (ADA), and Tenant shall not unreasonably withhold its consent to any feature of the Final Plans (as defined below) arising from such laws, codes and ordinances or from field conditions.

4. Final Plans. Landlord’s architect shall prepare the final construction drawings based on the Space Plan and Finish Specifications and to allow contractors and subcontractors to

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bid out the work and to obtain all applicable permits, which shall be subject to reasonable approval by both Tenant and Landlord (as approved, the “Final Plans”). Tenant shall cooperate with and diligently assist Landlord’s architect in completing the Final Plans, and shall cause Tenant’s Authorized Representative to respond to any requests for clarifications or information within three (3) business days of Tenant’s receipt. Tenant shall only be entitled to withhold approval of the Final Plans to the extent they do not conform to the Space Plan and Finish Specifications or applicable laws. Landlord’s review and approval of the Final Plans shall not constitute, and Landlord shall not be deemed to have made, any representation or warranty as to the suitability of the Leased Premises or the Tenant Improvements for Tenant’s needs.

5. Construction. The Tenant Improvements in the Leased Premises shall be completed substantially in accordance with the Final Plans by the Contractor in a good and workmanlike manner and shall be in good and usable condition at the date of completion. Landlord and the Contractor shall be free to enter into contracts with other contractors and subcontractors in the reasonable exercise of their business judgment.

6. Landlord’s and Tenant’s Contributions. As Landlord’s contribution for the preparation of the Space Plan and Finish Specifications and the Final Plans, and the costs of constructing the Tenant Improvements, Landlord shall give Tenant an allowance in the maximum amount of Three Dollars ($3.00) per rentable square foot of Rentable Area, or $50,511.00 (“Landlord’s Contribution”). Any costs for the preparation of the aforementioned plans and constructing the Tenant Improvements in excess of Landlord’s Contribution shall be paid by Tenant. Landlord shall pay Landlord’s Contribution directly to the Contractor in installments as the Tenant Improvements are constructed, upon Landlord’s receipt of a written request for payment accompanied by written invoices and other written evidence reasonably satisfactory to Landlord showing the costs incurred, until Landlord’s Contribution is exhausted. Landlord’s payment with respect to any invoice submitted by the Contractor shall not exceed a fixed percentage of the amount of such invoice, such fixed percentage to be equal to the ratio of the remaining amount of Landlord’s Contribution to the cost estimate (approved by Tenant) for construction of the Tenant Improvements. Within ten (10) business days of Tenant’s receipt from Landlord of a copy of a written invoice showing Tenant’s share of such invoice (i.e. the total amount of such invoice less Landlord’s share as determined by the preceding sentence), Tenant shall pay to Landlord the amounts payable by Tenant for the Tenant Improvements upon presentation of the invoice therefor as the work progresses. Any unused amount of Landlord’s Contribution shall be reserved by Landlord (for a period not to exceed twelve (12) months from the Date of Lease) and applied in accordance with requirements of this Paragraph to any future tenant improvements as may be required by Tenant in the Leased Premises or Suite 150 (if Tenant leases such premises). Any Landlord’s Contribution unused twelve (12) months from the Date of Lease shall accrue to Landlord.

7. Change Orders. Tenant shall deliver to Landlord any desired additions, changes, deletions or substitutions to the Final Plans (collectively, “Change Orders”). Landlord shall not stop or otherwise alter its construction of the Tenant Improvements pending the approval of any Change Order unless Tenant indicates in writing that it shall be responsible for any increased cost and Tenant Delay (as defined below) arising from such stoppage or alteration. Landlord shall have three (3) business days following receipt thereof to review and approve any Change Order (which approval shall not be unreasonably withheld), or advise Tenant of the specific

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changes required to make the Change Order acceptable. Within five (5) Business Days following Landlord’s approval of the Change Order, Landlord shall provide to Tenant the estimated cost to complete the work specified in the Change Order (including any architectural fees and other reimbursable expenses), together with any anticipated schedule change. Within two (2) Business Days following receipt of such cost and time estimates, Tenant shall (i) withdraw its request for the Change Order, or (ii) approve the Change Order in writing and deliver to Landlord a check in the amount of the estimate of the cost of the Change Order within three (3) Business Days of such written approval (provided; however, Tenant understands that Landlord shall not be obligated to perform the work set forth in the Change Order until Landlord receives such payment, in the amount of the estimate of the cost of the Change Order, from Tenant). Tenant shall be fully responsible for the actual cost and Tenant Delay arising from any Change Order it approves, even though the cost and delay may exceed the general contractor’s estimates thereof. Tenant shall pay to Landlord, within ten (10) days after Landlord’s written request therefor, the excess of (x) the actual cost of any completed Change Order (including Landlord’s architect’s standard fees for processing Change Orders), over (y) the amount previously paid to Landlord by Tenant with respect to such Change Order. Any Change Order approved by Landlord and Tenant shall be deemed to be a modification of the Final Plans.

8. Tenant’s Access. Commencing on the Tenant’s Physical Possession Date, Tenant shall have access to the Leased Premises in order for Tenant and other consultants and/or Tenant’s contractors to install, if any, Tenant’s furniture, telephone networks, computer networks and other cabling requirements; provided, however, (i) Tenant shall not enter the Leased Premises unless they are accompanied by a person designated by Landlord’s Authorized Representative, (ii) Tenant shall exercise such right of access in a manner that comports with the requirements of all relevant insurance policies and causes the least disruption reasonably possible to the construction of the Tenant Improvements, and, (iii) Tenant, shall, in no event give directions to (or otherwise interfere with) the Contractor or others performing the Tenant Improvements. Tenant agrees that it shall not enter the Leased Premises prior to the Term Commencement Date except in accordance with the provisions of this Paragraph or as set forth in the Lease. Tenant shall indemnify and hold the Landlord free and harmless from any and all liens, costs, and liabilities or expenses incurred in connection with Tenant’s early access granted herein.

9. Requirements for Work Performed by Tenant. All other work performed at the Building or in the Project by Tenant or Tenant’s contractor or subcontractors shall be subject to the following additional requirements:

(a) Such work shall not proceed until Landlord has approved in writing: (i) Tenant’s contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, on such liability coverage carried by Tenant’s contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work.

(b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws.

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Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with applicable laws.

(c) Tenant or Tenant’s contractor shall arrange for necessary utility, hoisting and elevator service, on a nonexclusive basis, with Landlord. Landlord agrees to cooperate reasonably with Tenant in connection therewith.

(d) Tenant shall be responsible for cleaning the Leased Premises, the Building and the Project and removing all debris in connection with the its work. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for the actual out-of pocket cost for all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant’s contractor or by reason of inadequate cleanup by Tenant or Tenant’s contractor. Landlord will provide Tenant with copies of third party consultant invoices within five (5) business days of Tenant’s request for such invoices.

(e) Landlord shall not unreasonably withhold, delay or condition to any consent or approval that is required hereunder. Landlord shall respond, in writing, within five (5) business days of the submission of plans by Tenant. Landlord’s failure to respond within such five (5) business day period shall result in such plans being deemed approved. In the event Landlord requests reasonable re-submissions to such plans, failure of Landlord to respond, in writing, within five (5) business days, to any re-submission of such plans by Tenant shall result in such re-submission being deemed approved.

10. Tenant Delay. If the completion of the Tenant Improvements is delayed (i) at the request, in writing, of Tenant, (ii) by Tenant’s failure to comply with the foregoing provisions (including failure to pay to Landlord or the Contractor promptly of any sums payable by Tenant specified herein), (iii) by changes in the Final Plans ordered by Tenant in writing or by extra work ordered by Tenant, (iv) because Tenant chooses to have additional work performed by Landlord (collectively, “Tenant Delay”), then Tenant shall be responsible for all out-of-pocket costs and any expenses occasioned by such Tenant Delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and, if such delay actually delays the Commencement Date, then the Commencement Date shall be the date that would have been the Term Commencement Date but not for Tenant’s Delay.

11. Substantial Completion. “Substantial Completion” shall mean (and the Leased Premises shall be deemed “Substantially Complete”) when installation of the Tenant Improvements by the Contractor has occurred in accordance with the provisions of this Exhibit B, subject to the completion of punchlist items (as described below). Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete punchlist items or similar corrective work.

12. Punchlist. Upon Substantial Completion of the Leased Premises, Landlord and Tenant shall inspect the Leased Premises together and prepare a punchlist. The punchlist shall list incomplete, minor or insubstantial details or construction and needed finishing touches that do not unreasonably interfere with Tenant’s intended use of the Leased Premises.

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EXHIBIT B-1

SPACE PLAN AND FINISH SPECIFICATIONS

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EXHIBIT C

CONFIRMATION OF TERM OF LEASE

This Confirmation of Term of Lease is made by and between CROSSTOWN VENTURES II, LLC, a Delaware limited liability company, as Landlord, and                     , a             , as Tenant, who agree as follows:

1. Landlord and Tenant entered into a Lease dated                     , 20             (the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord the Leased Premises described in the Basic Lease Information sheet of the Lease (the “Leased Premises”).

2. Pursuant to Section 3.1 of the Lease, Landlord and Tenant agree to confirm the commencement date and expiration date of the Term of the Lease as follows:

a.                     , 20            , is the Term Commencement Date;

b.                     , 20            , is the Term Expiration Date;

c.                     , 20            , is the commencement date of Rent under the Lease.

3. Tenant hereby confirms that the Lease is in full force and effect and:

a. It has accepted possession of the Leased Premises as provided in the Lease;

b. The improvements and space required to be furnished by Landlord under the Lease have been furnished;

c. Landlord has fulfilled all its duties of an inducement nature;

d. The Lease has not been modified, altered or amended, except as follows:                                                                          ; and

e. There are no setoffs or credits against Rent and no security deposit has been paid except as expressly provided by the Lease.

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4. The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

DATED:____________________, 20___

“LANDLORD”:

CROSSTOWN VENTURES II, LLC, A Delaware limited liability company

By:	CSFC Capital Corp. LIX, a Delaware corporation, its Manager

By:

Name:

Its:

“TENANT”:

________________,
a ________ corporation

By:

Name:

Its:

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EXHIBIT D

BUILDING RULES AND REGULATIONS

1. The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from the Leased Premises, and for going from one part of the Building to another part. Corridor doors, when not in use, shall be kept closed. Before leaving the Building, Tenant shall ensure that all doors to the Leased Premises are securely locked and all water faucets and electricity are shut off.

2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixtures resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

3. Nails, screws and other attachments to the Building require prior written consent from Landlord, except for the routine hanging of pictures and diplomas or certifications. Tenant shall not mar or deface the Leased Premises in any way. Tenant shall not place anything on or near the glass of any window, door or wall which may appear unsightly from outside the Leased Premises.

4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord’s approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telephones, telegraph equipment, wiring of any kind, and electrical devices, as well as all installations affecting floors, walls, woodwork, windows, ceilings and any other physical portion of the Building.

5. Movement in or out of the Building of furniture, office equipment, safes or other bulky material which requires the use of elevators, stairways, or the Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord’s supervision, and the use of an elevator for such movements shall be restricted to the Building’s freight elevator. Arrangements shall be made at least 24 hours in advance with Landlord regarding the time, method, and routing of such movements. Tenant shall pay for the services of the employees of the elevator service company employed when safes and other heavy articles are moved into or from the Building, and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or property resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

6. Landlord shall have the right to limit the weight and size of, and to designate the location of, all safes and other heavy property brought into the Building.

7. Tenant shall cooperate with Landlord in maintaining the Leased Premises. Tenant shall not employ any person for the purpose of cleaning the Leased Premises other than the Building’s cleaning and maintenance personnel. Window cleaning shall be done only by

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Landlord’s agents at such times and during such hours as Landlord shall elect. Janitorial services will not be furnished on nights when rooms are occupied after 7:00 P.M.

8. Deliveries of water, soft drinks, newspapers or other such items to the Leased Premises shall be restricted to hours established by Landlord and made by use of the freight elevator if Landlord so directs.

9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, fish or animals of any kind shall be brought into or kept in, on or about the Leased Premises, with the exception of guide dogs where necessary.

10. No cooking shall be done in the Leased Premises except in connection with a convenience lunch room for the sole use of employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

11. Food, soft drink or other vending machines shall not be placed within the Leased Premises without Landlord’s prior written consent.

12. Tenant shall not install or operate on the Leased Premises any electric heater, stove or similar equipment without Landlord’s prior written consent. Tenant shall not use or keep on the Leased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment utilized at the Leased Premises. No explosives shall be brought onto the Project at any time.

13. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Leased Premises; Landlord shall make reasonable adjustments in thermostats upon request from Tenant.

14. The Building air conditioning system is designed for operation only with all outside Building windows closed; accordingly, Tenant shall not open or allow any outside window to be opened at any time.

15. Tenant, its employees, agents and invitees shall each comply with all requirements necessary for the security of the Leased Premises, including, if implemented by Landlord, the use of service passes issued by Landlord for after-hours movement of office equipment/packages, and the signing of a security register in the Building lobby after hours. Landlord reserves the right to refuse entry to the Building after normal business hours to Tenant, its employees, agents or invitees, or any other person without satisfactory identification showing his or her right of access to the Building at such time. Landlord shall not be liable for any damages resulting from any error in regard to any such identification or from such admission to or exclusion from the Building. Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damage by unauthorized persons in, on or about the Project, and Tenant assumes

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full responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry closed.

16. Landlord will furnish Tenant with a reasonable number of initial keys for entrance doors into the Leased Premises, and may charge Tenant for additional keys thereafter. All such keys shall remain the property of Landlord. No additional locks, are allowed on any door of the Leased Premises without Landlord’s prior written consent and Tenant shall not make any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Leased Premises.

17. Tenant shall not bring into (or permit to be brought into) the Building any bicycle or other type of vehicle.

18. Landlord retains the right at any time, without liability to Tenant, to change the name and street address of the Building, except as otherwise expressly provided in the Lease with respect to signage.

19. Canvassing, peddling, soliciting, and distribution of handbills in or at the Project are prohibited and Tenant will cooperate to prevent these activities.

20. The Building hours of operation are 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays, and between the hours of 6:01 p.m. of any day and 7:00 a.m. of the following day, and during such other hours as Landlord may deem advisable for the protection of the Building and the tenants thereof.

21. The requirements of Tenant will be attended to only upon application to the Project manager. Employees will not perform any work or do anything outside of their regular duties unless under specific instruction from the Project manager.

22. Tenant shall cooperate fully with the life safety program of the Building as established and administered by Landlord. This shall include participation by Tenant and its employees in exit drills, fire inspections, life safety orientations and other programs relating to fire and life safety that may be established by Landlord.

23. No smoking shall be permitted in the Building.

24. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection and maintenance of the Project, the operation and preservation of the good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice thereof given to Tenant, shall be binding as if originally included herein. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any other tenant of the Building. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these rules and regulations.

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EXHIBIT E

FORM OF LETTER OF CREDIT

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